CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of our report dated February 20, 2004 relating to the December 31, 2003 and 2002 consolidated financial statements of Speedemissions, Inc. included in the Form 10-KSB as filed with the Securities and Exchange Commission on March 15, 2004. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ Bennett Thrasher PC

Bennett Thrasher PC

Atlanta, Georgia
September 27, 2004